Exhibit  10f
                        Annual  Incentive  Plan
                        The  Dial  Corporation
                         November  21,  1996













                        Approved  Plan  Document






Contents
                                                                          Page
Article  1.  Establishment  and  Purpose                                    1

Article  2.  Definitions                                                    1

Article  3.  Administration                                                 4

Article  4.  Eligibility  and  Participation                                5

Article  5.  Award  Determination                                           6

Article  6.  Payment  of  Final  Awards                                     7

Article  7.  Termination  of  Employment                                    8

Article  8.  Covered  Employees                                             8

Article  9.  Rights  of  Participants                                      10

Article  10.  Beneficiary  Designation                                     11

Article  11.  Change  in  Control                                          11

Article  12.  Amendments                                                   11

Article  13.  Miscellaneous                                                12


The  Dial  Corporation
Annual  Incentive  Plan
Article  1.  Establishment  and  Purpose
     1.1 ESTABLISHMENT OF THE PLAN. The Dial Corporation, a Delaware corporation (the "Company"), hereby establishes an annual incentive compensation plan to be known as "The Dial Corporation Annual Incentive Plan" (the "Plan"), as set forth in this document. The Plan permits the awarding of annual bonuses to Employees of the Company, based on the achievement of preestablished performance goals.
     Upon approval by the Board of Directors of the Company, the Plan shall become effective as of January 1, 1997 (the "Effective Date") and shall remain in effect until December 31, 2006, or until earlier terminated by the Board.
     1.2 PURPOSE. The primary purposes of the Plan are to: (a) motivate participants toward achieving annual goals that are within group and/or individual control, and are considered key to the Company's success; (b) encourage teamwork among Participants in various segments of the Company; and
(c) reward performance with pay that varies in relation to the extent to which the preestablished goals are achieved.
Article  2.  Definitions
     Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the defined meaning is intended, the term is capitalized:
     2.1 "TARGET AWARD" means the various levels of incentive award payouts which a Participant may earn under the Plan, as established by the Committee pursuant to Sections 5.1 and 5.2 herein.
     2.2 "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the Company.
     2.3 "CAUSE" means: (a) willful misconduct on the part of a Participant that is materially detrimental to the Company; or (b) the conviction of a Participant for the commission of a felony or crime involving moral turpitude; provided, however, that if the Participant has entered into an employment agreement that is binding as of the date of employment termination, and if such employment agreement defines "Cause," such definition of "Cause" shall apply. "Cause" under either (a) or (b) shall be determined in good faith by the Committee.

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     2.4        "CHANGE IN CONTROL." For the purpose of this Plan, a Change in
Control"  shall  mean:
     (a) The acquisition by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (hereinafter "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange
Act) of twenty percent (20%) or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or
(ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii), and (iii) of subsection (c) of this Section 2.4; or
     (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of this Plan whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individuals whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
     (c) Consummation of a reorganization, merger, consolidation, sale, or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and
(iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
     (d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
     2.5          "CODE"  means the Internal Revenue Code of 1986, as amended.
     2.6 "COMMITTEE" means a committee of two (2) or more individuals, appointed by the Board to administer the Plan, pursuant to Article 3 herein.
     2.7 "COMPANY" means The Dial Corporation, a Delaware corporation (including any and all Subsidiaries), and any successor thereto.
     2.8 "COVERED EMPLOYEE" means a Participant who, as of the date of payout of a Final Award, is one of the group of "covered employees," as defined in the Regulations promulgated under Code Section 162(m), or any successor statute.
     2.9 "DISABILITY" means a disability as determined under the disability plan of the Company or Subsidiary applicable to the Participant.
     2.10 "EFFECTIVE DATE" means the date the Plan becomes effective, as set forth in Section 1.1 herein.
     2.11 "EMPLOYEE" means a nonunion, full-time, salaried employee of the Company. The plan excludes any employees on a sales incentivevs plan and temporary employees.
     2.12 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.
     2.13 "FINAL AWARD" means the actual award earned during a Plan Year by a Participant, as determined by the Committee following the end of the Plan Year.
     2.14 "PARTICIPANT" means an Employee who is actively participating in the Plan.
     2.15 "PLAN" means The Dial Corporation Annual Incentive Plan, as set forth herein.
     2.16          "PLAN  YEAR"  means  the  Company's  fiscal  year.
     2.17 "RETIREMENT" shall have the meaning ascribed to such term in the Company's tax-qualified retirement pension plan.
     2.18 "SUBSIDIARY" means any corporation (other than the Company) in which the Company or a Subsidiary of the Company owns fifty percent (50%) or more of the total combined voting power of all classes of stock.
     2.19 "TARGET AWARD" means the award to be paid to Participants when the Company meets "targeted" performance results, as established by the Committee.
     2.20 "ACTUAL ANNUAL EARNINGS" means the actual earnings that will be used to calculate the final award.
Article  3.  Administration
     3.1 THE COMMITTEE. The Plan shall initially be administered by the Executive Compensation Committee of the Board. Subject to the terms of this Plan, the Board may appoint a successor Committee to administer the Plan. The members of the Committee shall be appointed by, and shall serve at the discretion of, the Board.
     3.2 AUTHORITY OF THE COMMITTEE. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select Employees who shall participate in the Plan; determine the size and types of Target Awards and Final Awards; determine the terms and conditions of Target Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 8 herein) amend the terms and conditions of any outstanding Target Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authorities as identified hereunder.
     3.3 DECISIONS BINDING. All determinations and decisions of the Committee as to any disputed question arising under the Plan, including questions of construction and interpretation, shall be final, binding, and conclusive upon all parties.

     3.4 INDEMNIFICATION. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party, or in which he or she may be involved by reason of any action taken or failure to act under the Plan, and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.
     The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
Article  4.  Eligibility  and  Participation
     4.1 ELIGIBILITY. Employees as defined in 2.11 shall be eligible to participate in the Plan.
     4.2 PARTICIPATION. Participation in the Plan shall be determined annually by the Committee. Employees who are chosen to participate in the Plan in any given Plan Year shall be so notified in writing, and shall be apprised of the performance measure(s), performance goal(s), and related Award
Opportunities  for  the  relevant  Plan  Year,  as  soon  as  is  practicable.
     4.3 PARTIAL PLAN YEAR PARTICIPATION. Except as provided in Article 8 herein, an Employee who becomes eligible after the beginning of a Plan Year may participate in the Plan on a prorata basis for that Plan Year. The
Committee, in its sole discretion, retains the right to prohibit or allow participation in the initial Plan Year of eligibility for any of the aforementioned Employees.
     4.4 NO RIGHT TO PARTICIPATE. No Participant or other Employee shall at any time have a right to be selected for participation in the Plan for any Plan Year, despite having previously participated in the Plan.
Article  5.  Award  Determination
      5.1 PERFORMANCE MEASURES AND PERFORMANCE GOALS. Prior to the beginning of each Plan Year, or as soon as practicable thereafter, the Committee shall select performance measures and shall establish performance goals for that Plan Year. Except as provided in Article 8 herein, the performance measures may be based on any combination of corporate and/or individual goals.
     The Committee may establish one or more performance measures which must be achieved for any Participant to receive any portion of his or her Final Award payment for that Plan Year.
     5.2 TARGET AWARD. Prior to the beginning of each Plan Year, or as soon as practicable thereafter, the Committee shall establish, in writing, Target Awards which correspond to various levels of achievement of the preestablished performance goals. Except as provided in Article 8 herein, in the event a Participant changes job levels during a Plan Year, the Participant's Target Award may be adjusted to reflect the amount of time at each job level during the Plan Year.
     5.3 ADJUSTMENT OF PERFORMANCE GOALS AND TARGET AWARD. Once established, performance goals normally shall not be changed during the Plan Year. However, except as provided in Article 8 herein, if the Committee determines that external changes or other unanticipated business conditions have materially affected the fairness of the goals, then the Committee may approve appropriate adjustments to the performance goals (either up or down) during the Plan Year as such goals apply to the Target Award of specified Participants. In addition, the Committee shall have the authority to reduce or eliminate the Final Award determinations, based upon any objective or subjective criteria it deems appropriate.
     Notwithstanding any other provision of this Plan, in the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368), or any partial or complete liquidation of the Company, such adjustment shall be made in the Target Award and/or the performance measures or performance goals related to then-current performance periods, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that subject to Article 8 herein, any such adjustment shall not be made if it would eliminate the ability of the Target Award held by Covered Employees to qualify for the "performance-based" exception under Code Section 162(m).

     5.4 FINAL AWARD DETERMINATIONS. At the end of each Plan Year, Final Awards shall be computed for each Participant as determined by the Committee. Subject to the terms of Article 8 herein, Final Award amounts may vary above or below the Target Award, based on the level of achievement of the pre-established corporate and/or divisional performance goals.
     5.5 AWARD LIMIT. The Committee may establish guidelines governing the maximum Final Awards that may be earned by Participants (either in the aggregate, by Employee class, or among individual Participants) in each Plan Year. The guidelines may be expressed as a percentage of Company-wide goals or financial measures, or such other measures as the Committee shall from time to time determine; provided, however, that the maximum payout with respect to a Final Award payable to any one Participant in connection with performance in any one Plan Year shall be two million dollars ($2,000,000).
     5.6 THRESHOLD LEVELS OF PERFORMANCE. The Committee may establish minimum levels of performance goal achievement, below which no payouts of Final Awards shall be made to any Participant.
Article  6.  Payment  of  Final  Awards
     6.1 FORM AND TIMING OF PAYMENT. Unless a deferral election is made by a Participant pursuant to Section 6.2 herein, each Participant's Final Award shall be paid in cash, in one lump sum, within forty-five (45) calendar days after the end of each Plan Year.
     6.2 DEFERRAL OF FINAL AWARD PAYOUTS. The Committee may permit (or require, if necessary, to preserve full deductibility under Code Section 162(m)) a Participant to defer such Participant's receipt of the payment of cash that would otherwise be due pursuant to his or her Final Award. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.
     6.2 UNSECURED INTEREST. No participant or any other party claiming an interest in amounts earned under the Plan shall have any interest whatsoever in any specific asset of the Company. To the extent that any party acquires a right to receive payments under the Plan, such right shall be equivalent to that of an unsecured general creditor of the Company.
Article  7.  Termination  of  Employment
     7.1 TERMINATION OF EMPLOYMENT DUE TO DEATH, DISABILITY, OR RETIREMENT. In the event a Participant's employment is terminated by reason of death, Disability, or Retirement, the Final Award determined in accordance with Section 5.4 herein shall be reduced to reflect participation prior to termination only. The reduced award shall be determined by multiplying said Final Award by a fraction; the numerator of which is the number of days of employment in the Plan Year through the date of employment termination, and the denominator of which is three hundred sixty-five (365). In the case of a Participant's Disability, the employment termination shall be deemed to have occurred on the date that the Committee determines the definition of Disability to have been satisfied.
     The Final Award thus determined shall be paid within seventy-five (75) calendar days following the end of the Plan Year in which employment termination occurs.
     7.2 TERMINATION OF EMPLOYMENT FOR OTHER REASONS. In the event a Participant's employment is terminated for any reason other than death, Disability, or Retirement (of which the Committee shall be the sole judge), all of the Participant's rights to a Final Award for the Plan Year then in progress shall be forfeited. However, except in the event of an involuntary employment termination for Cause, the Committee, in its sole discretion, may pay a prorated award for the portion of the Plan Year that the Participant was employed by the Company, computed as determined by the Committee.
Article  8.  Covered  Employees
     8.1 APPLICABILITY OF ARTICLE 8. The provisions of this Article 8 shall apply only to Covered Employees. In the event of any inconsistencies between this Article 8 and the other Plan provisions as they pertain to Covered Employees, the provisions of this Article 8 shall control.
     8.2 ESTABLISHMENT OF TARGET AWARDS. Except as provided in Section 8.8 herein, the Target Awards for Covered Employees shall be established as a percentage of each Covered Employee's Base Salary (as defined below). Within ninety (90) days after the beginning of each Plan Year, the Committee shall establish, in writing, various levels of Final Awards which will be paid with respect to specified levels of attainment of the preestablished performance goals.
     8.4 COMPONENTS OF TARGET AWARDS. Each Covered Employee's Target Award shall be based on: (a) the potential Final Awards corresponding to various levels of achievement of the pre-established performance goals, as established by the Committee; and (b) Company and business unit performance in relation to the pre-established performance goals.
     Except as provided in Section 8.8 herein, performance measures which may serve as determinants of Covered Employees' Award Opportunities shall be limited to one or more of the following: operating margin (including a definition such as earnings before interest and taxes divided by net revenues), net revenue growth, asset turnover (including a definition such as revenue divided by average total assets), cash flow, earnings per share, economic value added, cash-flow return on investment, expenses, gross or net margin, increase in stock price, inventory turnover, market share, net income (before or after taxes), return on assets, return on equity, return on investment, return on sales, revenue, and total shareholder return. These performance measures may be applied singly or in tandem, and may be linked to Companywide performance, business unit performance, or both.
     8.5      NO MID-YEAR CHANGE IN AWARD OPPORTUNITIES. Except as provided in
Section 8.8 herein, each Covered Employee's Final Award shall be based exclusively on the Target Award levels established by the Committee pursuant to Section 8.2 herein.
     8.6     NONADJUSTMENT OF PERFORMANCE GOALS. Except as provided in Section
8.8 herein, performance goals shall not be changed following their establishment, and Covered Employees shall not receive any payout when the minimum company/corporation performance goals are not met or exceeded.
     8.7 INDIVIDUAL PERFORMANCE EVALUATION AND DISCRETIONARY ADJUSTMENTS. Except as provided in Section 8.8 herein, subjective evaluations of performance shall not be applied to increase Final Awards. However, the Committee shall have the discretion to decrease or eliminate the amount of the Final Award otherwise payable to a Covered Employee.
     8.8 POSSIBLE MODIFICATIONS. If, on the advice of the Company's tax counsel, the Committee determines that Code Section 162(m) and the Regulations thereunder will not adversely affect the deductibility for federal income tax purposes of any amount paid under the Plan by permitting greater discretion and/or flexibility with respect to Target Awards granted to Covered Employees pursuant to this Article 8, then the Committee may, in its sole discretion, apply such greater discretion and/or flexibility to such Target Awards as is consistent with the terms of this Plan, and without regard to the restrictive provisions of this Article 8.
     Without limiting the generality of the foregoing, in the event it is determined that the Committee may make adjustments to performance goals to reflect the impact of events that are extraordinary and/or nonrecurring without precluding compliance with Code Section 162(m), such adjustments may be made. Further, in determining the degree to which performance goals have been satisfied in any year, the Committee shall disregard the impact of accounting changes made by the Financial Accounting Standards Board which become effective after the performance goals for such year have been established.
     In the event the Committee determines that compliance with Code Section 162(m) is not desired with respect to any Target Awards granted or to be granted under the Plan, then compliance with Code Section 162(m) will not be required (for example, if such a determination is made, the performance measures specified in Section 8.4 herein need not be the only determinants of Final Awards, and subjective discretion may be applied to increase the Final Awards of Covered Employees). In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award Opportunities under the Plan, the Committee may, subject to this Article 8, make any adjustments it deems appropriate.

Article  9.  Rights  of  Participants
     9.1 EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.
     9.2 NONTRANSFERABILITY. No right or interest of any Participant in the Plan shall be assignable or transferable, or subject to any lien, directly, by operation of law or otherwise, including, but not limited to, execution, levy, garnishment, attachment, pledge, and bankruptcy.
Article  10.  Beneficiary  Designation
     Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his or her lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

Article  11.  Change  in  Control
     In the event of a Change in Control, each Participant shall be entitled to a pro rata payment of his or her Target Award for the Plan Year during which such Change in Control occurs. The Final Award deemed earned by each Participant in such year shall equal the greater of: (i) the Participant's Target Award for such year; or (ii) the estimated actual performance as of the date of the Change in Control, projected to the end of such year, as determined by the Compensation Committee. The proration applicable to the Target Awards in the year of a Change in Control shall be determined as a function of the number of days within the Plan Year prior to the effective date of the Change in Control, in relation to three hundred sixty-five (365). Such amount shall be paid in cash to each Participant within thirty (30) days after the effective date of the Change in Control.
Article  12.  Amendments
     The Committee, in its sole discretion, without notice, at any time and from time to time, may modify or amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely; provided, however, that no such modification, amendment, suspension, or termination may, without the consent of a Participant (or his or her beneficiary in the case of the death of the Participant), materially reduce the right of a Participant (or his or her beneficiary as the case may be) to a payment or distribution hereunder to which he or she is entitled.
Article  13.  Miscellaneous
     13.1 GOVERNING LAW. The Plan, and all agreements hereunder, shall be governed by and construed in accordance with the laws of the state of Delaware.
     13.2 WITHHOLDING TAXES. The Company shall have the right to deduct from all payments under the Plan any Federal, state, or local taxes required by law to be withheld with respect to such payments.
     13.3 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular, and the singular shall include the plural.
     13.4 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
     13.5 COSTS OF THE PLAN. All costs of implementing and administering the Plan shall be borne by the Company.
     13.6 SUCCESSORS. All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.